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                                EXHIBIT 23

                 CONSENT OF CROWE, CHIZEK AND COMPANY LLP

















































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                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Firstbank Corporation on Form S-8 (Registration No. 33-60190), Form S-3 (Registration No. 333-15131),and Form S-8 (Registration
No. 333-20377) of our report dated January 24, 1997 on the 1996 consolidated financial statements of Firstbank Corporation, which report is included in the 1996 Annual Report on Form 10-K of Firstbank Corporation.



                                   /S/ CROWE, CHIZEK AND COMPANY LLP
                                   Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 24, 1997